                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                               (Amendment No.  )

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                                 ODETICS, INC.
               (Name of Registrant as Specified In Its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                 ODETICS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held September 8, 2000

                               ----------------

To the Stockholders of Odetics, Inc.:

   NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Odetics, Inc., a Delaware corporation, will be held at the principal executive offices of Odetics located at 1515 South Manchester Avenue, Anaheim, California 92802, on Friday, September 8, 2000 at 10:00 a.m., Pacific Time, for the following purposes, as more fully described in the proxy statement accompanying this
Notice:

     1. To elect eight directors to serve on the Board of Directors of Odetics. The nominees for election by the holders of Class A common stock are Crandall Gudmundson and Jerry F. Muench. The nominees for election by the holders of the Class A common stock and the Class B common stock voting together as a single class are Kevin C. Daly, Ph.D., Thomas L. Thomas, Gregory A. Miner, John W. Seazholtz, Joel Slutzky and Paul E. Wright.

     2. To approve the amendment of the Odetics' 1997 Stock Incentive Plan to
  (i) increase the number of shares of Class A common stock authorized for issuance by an additional 400,000 shares to 1,330,000 shares, (ii) increase the number of option shares granted to each nonemployee director upon his initial appointment to the Board of Directors from 5,000 to 20,000, and
  (iii) increase the number of option shares granted to each nonemployee director on the date of each annual meeting of stockholders thereafter from 4,000 to 5,000.

     3. To ratify the appointment of Ernst & Young LLP as the independent auditors of Odetics for the fiscal year ending March 31, 2001.

     4. To transact any other business which may properly come before the annual meeting or any adjournment(s) thereof.

   The Board of Directors has fixed the close of business on July 24, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting and at any continuation or adjournment thereof. A list of stockholders entitled to vote at the annual meeting will be available for inspection at the principal executive offices of Odetics.

   You are cordially invited to attend the annual meeting in person. Whether or not you plan to attend the annual meeting, please mark, sign, date and return the enclosed proxy card as soon as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all of your shares will be voted. You may revoke your proxy at any time prior to the annual meeting. If you attend the annual meeting and vote by ballot, your proxy will be revoked automatically and only your ballot vote at the annual meeting will be counted.

   Please read the enclosed proxy material carefully. Your vote is important. We appreciate your cooperation in considering and acting on the matters presented.

                                          By Order of the Board of Directors
                                          JERRY F. MUENCH
                                          Secretary

Anaheim, California
August 7, 2000


 YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                 ODETICS, INC.

                               ----------------

                                PROXY STATEMENT

                               ----------------

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 8, 2000

General

   These proxy materials and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors of Odetics, Inc., a Delaware corporation, to be voted at the annual meeting of stockholders of Odetics to be held on September 8, 2000 at 10:00 a.m., Pacific Time, or any adjournment or postponement of the annual meeting. These proxy materials and the related form of proxy were first mailed to the stockholders of Odetics on or about August 7, 2000.

   The mailing address of the principal executive offices of Odetics is 1515 South Manchester Avenue, Anaheim, California 92802.

Purpose of Meeting

   The specific proposals to be considered and acted upon at the annual meeting are summarized in the accompanying notice of annual meeting of stockholders. Each proposal is described in more detail in this proxy statement.

Voting Rights

   The record date for determining those stockholders who are entitled to notice of, and to vote at, the annual meeting has been fixed as July 24, 2000. At the close of business on the record date, Odetics had outstanding 8,204,351 shares of the Class A common stock and 1,051,541 shares of Class B common stock. The Class A common stock and Class B common stock of Odetics are collectively referred to as the "common stock."

   Holders of the Class A common stock are entitled to elect 25% of the Board rounded up to the nearest whole number or two directors. The holders of the Class A common stock and the Class B common stock, voting together as a single class, will be entitled to elect the balance of the Board (six directors). Directors will be elected by a majority of the voting power of the class or classes, as the case may be, of common stock entitled to vote and present in person or represented by proxy at the annual meeting, unless cumulative voting is in effect. With respect to all matters presented to the stockholders, the holders of shares of Class A common stock are entitled to one-tenth of one vote per share held, and the holders of Class B common stock are entitled to one vote per share held, except in the event cumulative voting is in effect for the election of directors.

   Pursuant to the bylaws of Odetics, no stockholder is entitled to cumulate his or her votes (as described above) except for candidates whose names have been placed in nomination prior to the commencement of voting and unless at least one stockholder has given notice prior to commencement of the voting of his or her intention to cumulate votes. If any stockholder has given such notice, then each stockholder may cumulate votes by multiplying the number of share votes of each class of common stock the stockholder is entitled to vote by the number of directors to be elected by such class. The number of cumulative votes thus determined may be distributed among two or more candidates or cast for one candidate. The candidates receiving the highest number of votes, up to the number of directors to be elected by each class of common stock, will be elected. If cumulative voting is in effect, the persons named in the accompanying proxy will vote the shares of each class of the common stock covered by proxies received by them (unless authority to vote for directors is withheld) among the named candidates as they determine.

   Except as described above for the election of directors, holders of each class of common stock will vote at the annual meeting as a single class on all matters, with each holder of shares of Class A common stock entitled to one-tenth of one vote per share held and each holder of shares of Class B common stock entitled to one vote per share held. All matters submitted for stockholder approval at the annual meeting other than the election of directors will be decided by the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the annual meeting and entitled to vote on each matter.

   The majority of the aggregate voting power of the outstanding shares of Class A common stock and Class B common stock of Odetics entitled to vote will constitute a quorum for the transaction of business at the annual meeting. All votes will be tabulated by the inspectors of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Broker non-votes occur when brokers who hold stock in "street name" return proxy cards stating that they do not have authority to vote the stock which they hold on behalf of beneficial owners. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

   Properly executed proxies will be voted in the manner directed by the stockholders. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the directors proposed by the Board unless the authority to vote for the election of any director is withheld and, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposals 2 and 3 as described in this proxy statement and the accompanying notice.

   At July 24, 2000, directors and executive officers of Odetics may be deemed to be the beneficial owners of an aggregate of 1,308,729 shares of Class A common stock and 406,134 shares of Class B common stock (including shares issuable upon exercise of stock options that are exercisable), constituting approximately 28.4% of the total voting power of all of the outstanding securities of Odetics which are entitled to vote at the annual meeting. Such directors and executive officers have indicated to Odetics that each such person intends to vote or direct the vote of all shares of each class of common stock held or owned by such persons, or over which such person has voting control, in favor of all of the proposals identified in this proxy statement. See "Principal Stockholders and Common Stock Ownership of Certain Beneficial Owners and Management."

Revocability of Proxies

   You may revoke or change your proxy at any time before the annual meeting by filing with the Secretary of Odetics, at the principal executive office of Odetics at 1515 South Manchester Avenue, Anaheim, California 92802, a written notice of revocation or a new duly executed proxy bearing a date later than the date indicated on the previous proxy. You may also revoke your proxy by attending the annual meeting and voting in person. Attendance at the annual meeting will not, by itself, revoke a proxy.

Solicitation

   The enclosed proxy is being solicited by the Board of Directors of Odetics. Odetics will bear the entire cost of proxy solicitation, including costs of preparing, assembling, printing and mailing this proxy statement, the proxy card and any additional material furnished to the stockholders. Copies of the solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, Odetics may reimburse such persons for their costs in forwarding the solicitation materials to the beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, facsimile, telegram or any other means by directors, officers or employees of Odetics. No additional compensation will be paid to these individuals for any such services.

   In the discretion of management, Odetics reserves the right to retain a professional firm of proxy solicitors to assist in solicitation of proxies. Although Odetics does not currently expect to retain such a firm, it estimates that the fees of such firm would range from $5,000 to $10,000 plus out-of-pocket expenses, all of which would be paid by Odetics.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

Nominees

   The Board of Directors of Odetics is currently comprised of eight members. Eight directors are to be elected at the annual meeting and hold office until their successors are duly elected and qualified at the next annual meeting. Holders of Class A common stock are entitled to elect two of the eight directors to be elected at the annual meeting, and the holders of Class A common stock and Class B common stock, voting together as a single class, are entitled to elect the other six directors. The two candidates receiving the highest number of affirmative votes of shares of Class A common stock present in person or represented by proxies and entitled to vote at the annual meeting will be elected directors of Odetics, and the six candidates receiving the highest number of affirmative votes of shares of Class A common stock and shares of Class B common stock, voting together as a single class, entitled to vote at the annual meeting will be elected directors of Odetics. If cumulative voting is in effect, however, the proxy holders of each class of common stock will have the right to cumulate and allocate votes among those nominees standing for election with respect to such class of common stock as such proxy holders in their discretion elect.

   Messrs. Gudmundson and Muench will stand for election by the holders of Class A common stock, and Messrs. Daly, Miner, Seazholtz, Thomas, Slutzky and Wright will stand for election by the holders of Class A common stock and Class B common stock voting together as a single class.

Information with Respect to Nominees

   The following table sets forth certain information concerning the nominees for directors of Odetics as of July 31, 2000.

                             NOMINEES FOR ELECTION

                                                                       Director
 Name                     Age                Position                   Since
 ----                     ---                --------                  --------
 Joel Slutzky(1)......... 61  Chairman of the Board and Chief            1969
                               Executive Officer of Odetics
                              Chairman of the Board and Vice
                               President of Gyyr Incorporated
                              Chairman of the Board of Iteris, Inc.
                              Director and Vice President of Mariner
                               Networks, Inc.
                              Director of Meyer, Mohaddes
                               Associates, Inc.
                              Chairman of the Board and Chief
                               Executive Officer of Broadcast, Inc.
                              Chairman of the Board Zyfer, Inc.

 Kevin C. Daly,           56  President and Chief Executive Officer      1993
  Ph.D.(1)(2)............      of ATL Products, Inc.

 Crandall Gudmundson..... 69  Former President of Odetics                1979

 Gregory A. Miner(1)..... 45  Vice President, Chief Operating            1998
                               Officer and Chief Financial Officer
                               and Director of Odetics
                              Chief Financial Officer, Secretary and
                               Director of Gyyr Incorporated
                              Director of Iteris, Inc.
                              Chief Financial Officer of Mariner
                               Networks, Inc.
                              Chief Financial Officer, Secretary and
                               Director of Meyer, Mohaddes
                               Associates, Inc. and Zyfer, Inc.
                              Chief Financial Officer and Assistant
                               Secretary of Broadcast, Inc.

 Jerry F. Muench......... 65  Secretary and former Vice President,       1969
                               Marketing of Odetics

 John W.                  63  Chairman of the Board of Westell           1998
  Seazholtz(2)(3)........      Technologies

 Thomas L. Thomas(2)..... 51  President and Chief Executive Officer      1999
                               of Ajuba Solutions and Chairman of
                               the Board of Mariner Networks.

 Paul E. Wright(1)(3).... 69  President of Wright Associates--           1993
                               Engineering and Business Consultants
                              Director of Iteris, Inc.

--------
(1) Member of the Finance Committee.

(2) Member of the Compensation and Stock Option Committee.

(3) Member of the Audit Committee.

   Joel Slutzky founded Odetics in 1969 and has served as Chairman of the Board of Directors since 1969 and the Chief Executive Officer since 1975. From August 1993 until January 1994, Mr. Slutzky assumed the additional responsibilities of Chief Financial Officer on an interim basis following the retirement of Odetics' former Chief Financial Officer. Mr. Slutzky also served as the President of Odetics from 1969 to 1975, and has served as a Director of ATL Products, Inc. from its formation in 1993, until Quantum Corporation purchased ATL in October 1998. Mr. Slutzky also currently serves as an officer in various capacities for the other subsidiaries of Odetics. Prior to founding Odetics, Mr. Slutzky was an engineering manager at Leach Corporation, now part of the Lockheed Electronics Division of Lockheed Corporation.

   Kevin C. Daly, Ph.D. has served as a director of Odetics and President, Chief Executive Officer and a director of Odetics' former subsidiary, ATL, since its formation in 1993. Dr. Daly has also served as Vice President and Chief Technical Officer of Odetics from 1987 until 1997 when Odetics consummated the spin-off of its interest in ATL. Prior to that, Dr. Daly served as the Director of Space Systems of Odetics since 1985 when he joined Odetics. From March 1974 until June 1985, Dr. Daly served as the Director of the Control and Dynamics Division of the Charles Stark Draper Laboratory. During that period, Dr. Daly participated in the design and development of guidance, navigation and control systems for several major space programs, including the United States Space Shuttle program. Dr. Daly also served as a manager of electronic systems for a major space program of the United States Air Force from March 1970 to March 1974.

   Crandall Gudmundson is a co-founder of Odetics and served as its President from 1975 until his retirement in 1998, and as a director since 1979. Mr. Gudmundson served as a director of ATL from 1993 to 1998. Prior to co-founding Odetics, Mr. Gudmundson was the lead project engineer for Leach Corporation.

   Gregory A. Miner has served as Vice President and Chief Financial Officer of Odetics and its former subsidiary, ATL, since joining Odetics in January 1994. In 1998, Mr. Miner joined the Board of Directors of Odetics and was promoted to the position of Chief Operating Officer of Odetics. Mr. Miner also currently serves as an officer in various capacities for the other subsidiaries of Odetics. From December 1984 until joining Odetics, Mr. Miner served as Vice President and Chief Financial Officer and a member of the Board of Directors of Laser Precision Corporation, a manufacturer of telecommunications test equipment.

   Jerry F. Muench is a co-founder of Odetics and has served as a Director and Secretary since 1969. Mr. Muench has also served as the Vice President, Marketing of Odetics since 1975 until his retirement in December 1997. Prior to founding Odetics, Mr. Muench was the manager of applications engineering at Leach Corporation.

   John W. Seazholtz was appointed as a director of Odetics in May 1998. He currently serves as Chairman of the Board of Westell Technologies. Prior to that position, he served as President and Chief Executive Officer of Telesoft America from May 1998 to April 2000. Mr. Seazholtz retired in April 1998 as the Chief Technology Officer of Bell Atlantic after 36 years of service with that company and its predecessor. Mr. Seazholtz was a senior officer of Bell Atlantic since 1986, serving in various positions including as its Vice President, Operations and Engineering, its Vice President, Marketing, its Vice President of New Services, and its Vice President, Technology and Information Systems. Prior to 1986, Mr. Seazholtz held positions at New Jersey Bell Telephone Co. and AT&T.

   Thomas L. Thomas was elected to the Board of Directors of Odetics in May 1999. Mr. Thomas currently serves as the President and Chief Executive Officer of Ajuba Solutions. Prior to Ajuba Solutions, he served as the Chairman and Chief Executive Officer of Vantive Corporation, a position he held from April 1999 until January 2000. Mr. Thomas has also been a director of Vantive Corporation since October 1998. Prior to joining Vantive Corporation, Mr. Thomas served as a Senior Vice President of e-Business and Information Services at 3Com Corporation since August 1996. From September 1995 through July 1996, Mr. Thomas served as the Vice President and Chief Information Officer, Global Information Systems at 3Com. Prior to joining 3Com, Mr. Thomas served as a Vice President and the Chief Information Officer of Dell Computer Corporation from 1993 to 1995. From 1987 to 1993, Mr. Thomas served as Vice President of Management Information Systems at Kraft General Foods, and at Sara Lee Corporation from 1981 to 1987. At Sara Lee, Mr. Thomas led the development of a Sales Force Automation Distribution and Marketing System, which was the precursor to the packaged customer relationship management and back office products suites available today.

   Paul E. Wright was appointed as a director of Odetics in June 1993. Mr. Wright is the President of Wright Associates--Engineering and Business Consultants, a company he formed in 1997. Mr. Wright served as the Chairman of Chrysler Technologies Corp., the aerospace and defense electronics subsidiary of Chrysler Corporation, a position he held from 1988 until his retirement in 1997. From 1986 to 1988, Mr. Wright served as the President and Chief Operating Officer of Fairchild Industries, Inc. Prior to joining Fairchild, he was employed for 28 years by RCA Corporation, where he last served as the Senior Vice President of RCA and was responsible for planning RCA's merger into General Electric Corporation.

   All directors currently are elected annually and hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. All of the nominees are currently directors of Odetics and have indicated that they are willing to continue to serve as directors. In the event any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for an additional nominee who shall be designated by the current Board of Directors. As of the date of this proxy statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as director.

Compensation of Directors

   Directors who are not employees of Odetics receive an annual fee of $12,000 per year, paid quarterly, in addition to $1,500 for each Board meeting attended in person and $250 for each telephone conference Board meeting. All directors are reimbursed for their out-of-pocket expenses incurred in attending meetings of the Board of Directors and its committees.

   Nonemployee directors are also eligible to receive periodic option grants pursuant to the Automatic Option Grant Program under Odetics' 1997 Stock Incentive Plan. Under this plan, as proposed, each nonemployee director will receive an option to purchase 20,000 shares of Class A common stock in connection with his initial appointment to the Board of Directors and an additional option to purchase 5,000 shares of Class A common stock on the date of each annual meeting thereafter. The plan presently provides for the receipt of an option to purchase 5,000 shares upon initial appointment to the Board and an additional annual option grant of 4,000 shares on the date of each annual meeting. Each option granted to nonemployee directors under the Automatic Option Grant Program will have an exercise price equal to the fair market value of the Class A common stock on the grant date and will have a maximum term of ten years, subject to earlier termination following the optionee's cessation of service as a Board member.

   In addition, Mr. Seazholtz and Mr. Thomas were granted options for the purchase of 20,000 shares and 100,000 shares, respectively, of common stock of Mariner Networks, Inc. on March 6, 2000 pursuant to Mariner's 1999 Special Executive Stock Option Plan for their services to that subsidiary. The exercise price per share of those options was $0.90 and the options had a term of ten years. Mr. Seazholtz and Mr. Thomas each exercised their options in full in May 2000. The exercises of the options were financed by Mariner under the terms of the Mariner Plan through full recourse interest-bearing promissory notes in the principal amounts of $90,000 for Mr. Thomas' exercise and $18,000 for Mr. Seazholtz' exercise. All of the shares issued upon the exercises are subject to Mariner's right to repurchase the shares, which right lapses after Mr. Seazholtz and Mr. Thomas have been in Mariner's service for a period of five years from the date of grant, respectively, subject to acceleration in the event of any underwritten public offering of Mariner's shares.

Board Meetings and Committees

   The Board of Directors met a total of five times during the fiscal year ended March 31, 2000. Each of the directors nominated for reelection attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served.

   Odetics has three standing committees, the Compensation and Stock Option Committee, the Audit Committee and the Finance Committee. Odetics has no standing nominating committee, and the Board as a whole acts upon matters which would otherwise be the responsibility of a nominating committee.

   The Audit Committee supervises and reviews the audit and audit review programs and procedures of the independent auditors of Odetics, its internal accounting staff and the results of internal auditing procedures. The Audit Committee also reviews the independence, professional services, fees, plans and results of the independent auditors' engagement, and recommends their retention or discharge to the Board. The members of the Audit Committee of Odetics are Messrs. Seazholtz and Wright. The Audit Committee held one meeting during the fiscal year ended March 31, 2000.

   The Compensation and Stock Option Committee makes recommendations to the Board concerning the compensation of all officers of Odetics and administers the stock option plans of Odetics. The members of the Compensation and Stock Option Committee of Odetics are Messrs. Thomas, Seazholtz and Daly. The Compensation and Stock Option Committee held one meeting during the fiscal year ended March 31, 2000.

   The Finance Committee was formed in April 1999. The members of the Finance Committee include Messrs. Daly, Miner, Slutzky and Wright. The mission of the Finance Committee is to review Odetics' financial planning and strategies, and to provide guidance to the Board and its Audit Committee regarding issues and opportunities related thereto. The Finance Committee also provides interface and advice between the Board, the capital markets and other financing sources. The Finance Committee held three meetings during the fiscal year ended March 31, 2000.

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE. PROXIES RETURNED TO ODETICS WILL BE VOTED "FOR" EACH NOMINEE UNLESS OTHERWISE INSTRUCTED IN WRITING ON SUCH PROXY.

                                 PROPOSAL NO. 2

           APPROVAL OF AN AMENDMENT TO THE 1997 STOCK INCENTIVE PLAN

   Odetics stockholders are being asked to approve an amendment to the 1997 Stock Incentive Plan (the "Plan"), which will increase:

     (i) the number of shares of Odetics Class A Common stock reserved for issuance under the Plan by an additional 400,000 shares to 1,330,000 shares;

     (ii) the number of option shares granted to each non-employee Board member upon his initial appointment to the Board of Directors from 5,000 shares to 20,000 shares; and

     (iii) the number of option shares granted to each non-employee Board member on the date of each annual meeting of stockholders thereafter from 4,000 shares to 5,000 shares.

   The purpose of the Plan is to enhance Odetics' ability to provide eligible individuals with awards and incentives both commensurate with their contributions and competitive with those offered by other employers, and to increase stockholder value by further aligning the interests of these eligible individuals with the interests of Odetics stockholders by providing an opportunity to benefit from stock price appreciation that generally accompanies improved financial performance.

   The Board of Directors believes the amendment is necessary to assure that a sufficient reserve of Odetics Class A common stock remains available for issuance under the Plan to allow Odetics to continue to utilize equity incentives to attract and retain the services of key individuals essential to Odetics' long-term growth and financial success. Equity incentives play a significant role in Odetics' efforts to remain competitive in the market for talented individuals, and Odetics relies on such incentives as means to attract and retain highly qualified individuals in the positions vital to Odetics' success.

   The following is a summary of the principal features of the Plan, as most recently amended. Any stockholder who wishes to obtain a copy of the actual plan document may do so upon written request to Odetics at 1515 South Manchester Avenue, Anaheim, California 92802.

   The amendment was adopted by the Board of Directors on June 21, 2000, subject to stockholder approval at the Annual Meeting.

Equity Incentive Programs

   The Plan consists of three (3) separate equity incentive programs: (i) the Discretionary Option Grant Program, (ii) the Stock Issuance Program and (iii) the Automatic Option Grant Program for non-employee Board members. The principal features of each program are described below. The Compensation and Stock Option Committee of the Board has the exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to option grants and stock issuances made to Odetics' executive officers and non-employee Board members and also has the authority to make option grants and stock issuances under those programs to all other eligible individuals. However, the Board may at any time appoint a secondary committee of one or more Board members to have separate but concurrent authority with the Compensation and Stock Option Committee to make option grants and stock issuances under those two programs to individuals other than Odetics' executive officers and non-employee Board members. Neither the Compensation and Stock Option Committee nor any secondary committee exercises any administrative discretion under the Automatic Option Grant Program. All grants under that program are made in strict compliance with the express provisions of such program.

   The term Plan Administrator, as used in this summary, will mean the Compensation and Stock Option Committee and any secondary committee, to the extent each such entity is acting within the scope of its administrative jurisdiction under the Plan.

Share Reserve

   1,330,000 shares of Odetics Class A Common stock has been reserved for issuance over the term of the Plan, including the 400,000 shares of Class A Common stock subject to this Proposal.

   As of July 24, 2000, 700,508 shares of Class A Common stock were subject to outstanding options under the Plan, 154,150 shares of Class A Common stock had been issued under the Plan, and 475,342 shares of Class A Common stock remained available for future issuance, assuming stockholder approval of this Proposal.

   No participant in the Plan may receive option grants, separately exercisable stock appreciation rights or direct stock issuances for more than 80,000 shares of Class A Common stock in the aggregate per calendar year. Stockholder approval of this Proposal will also constitute a reapproval of the 80,000-share limitation for purposes of Internal Revenue Code Section 162(m).

   The shares of Class A Common stock issuable under the Plan may be drawn from shares of Odetics' authorized but unissued shares of such Class A Common stock or from shares of such Class A Common stock reacquired by Odetics, including shares repurchased on the open market.

   In the event any change is made to the outstanding shares of Class A Common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without Odetics' receipt of consideration, appropriate adjustments will be made to the securities issuable (in the aggregate and per participant) under the Plan and the securities and the exercise price per share in effect under each outstanding option.

Eligibility

   Officers and employees, non-employee Board members and independent consultants in the service of Odetics or its parent and subsidiaries (whether now existing or subsequently established) are eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Participation in the Automatic Option Grant Program is limited to non-employee members of the Board.

   As of July 24, 2000, nine (9) executive officers, six (6) non-employee Board members and approximately 567 other employees and consultants were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. The six (6) non-employee Board members were also eligible to participate in the Automatic Option Grant Program.

Valuation

   The fair market value per share of Class A Common stock on any relevant date under the Plan will be deemed to be equal to the closing selling price per share on that date on the Nasdaq National Market. On July 24, 2000 the fair market value per share determined on such basis was $13.50.

Discretionary Option Grant Program

   The Plan Administrator has complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

   Each granted option will have an exercise price per share determined by the Plan Administrator, but the exercise price will not be less than the fair market value per share of Class A Common stock on the option grant date. No granted option will have a term in excess of ten (10) years, and the option will generally become exercisable in one or more installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares; the shares acquired under those options will be subject to repurchase by Odetics, at the exercise price paid per share, if the optionee ceases service with Odetics prior to vesting in those shares.

   Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

   The Plan Administrator is authorized to issue tandem stock appreciation rights under the Discretionary Option Grant Program, which provide the holders with the right to surrender their options for an appreciation distribution from Odetics equal to the excess of (i) the fair market value of the vested shares of Class A common stock subject to the surrendered option over (ii) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Class A common stock.

   The Plan Administrator also has the authority to effect the cancellation of any or all options outstanding under the Discretionary Option Grant Program and to grant, in substitution therefor, new options covering the same or a different number of shares of Class A common stock but with an exercise price per share based upon the fair market value of the option shares on the new grant date.

Stock Issuance Program

   Shares of Class A Common stock will be issued under the Stock Issuance Program at a price per share determined by the Plan Administrator, but the price per share will not be less than the fair market value of the Class A Common stock on the issuance date. Shares will be issued for such valid consideration as the Plan Administrator deems appropriate, including cash and promissory notes. The shares may also be issued as a bonus for past services without any cash outlay required of the recipient. The shares issued may be fully vested upon issuance or may vest upon the completion of a designated service period or the attainment of pre-established performance goals. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the Stock Issuance Program.

Automatic Option Grant Program

   Under the Automatic Option Grant Program, eligible non-employee Board members receive a series of option grants over their period of Board service. Under this proposal, each non-employee Board member will, at the time of his or her initial election or appointment to the Board, receive an option grant for 20,000 shares of Class A Common stock provided such individual has not been in the previous employ of Odetics. In addition, under this proposal, on the date of each Annual Stockholders Meeting, each individual who is to continue to serve as a non-employee Board member will automatically be granted an option to purchase 5,000 shares of Class A Common stock, provided he or she has served as a non-employee Board member for at least six (6) months. There will be no limit on the number of such 5,000-share option grants any one eligible non-employee Board member may receive over his or her period of continued Board service.

   Stockholder approval of this Proposal will also constitute pre-approval of each option granted under the Automatic Option Grant Program on or after the date of the Annual Stockholders Meeting and the subsequent exercise of that option in accordance with the terms of the program summarized below.

   Each automatic grant will have an exercise price per share equal to the fair market value per share of Class A Common stock on the grant date and will have a maximum term of 10 years, subject to earlier termination following the optionee's cessation of Board service. Each automatic option will be immediately exercisable for any or all of the option shares; the shares acquired under those options will be subject to repurchase by Odetics, at the exercise price paid per share, if the optionee ceases service with Odetics prior to vesting in those shares. Each initial 20,000-share automatic option will be fully vested on the grant date. Each annual 5,000-share automatic option will vest in four (4) successful equal annual installments upon the optionee's completion of each year of Board service measured from the grant date. However, each outstanding automatic option grant will automatically accelerate and become immediately exercisable for any or all of the option shares as fully-vested shares upon certain changes in control or ownership of Odetics or upon the optionee's death or disability while a Board member. Following the optionee's cessation of Board service for any reason, each option will remain exercisable for a 12-month period and may be exercised during that time for any or all shares in which the optionee is vested at the time of such cessation of Board service.

General Provisions

 Acceleration

   In the event that Odetics is acquired by merger, asset sale or sale by the stockholders of more than 50% of Odetics' outstanding voting stock recommended by the Board, each outstanding option under the Discretionary Option Grant Program that is not to be assumed or replaced by the successor corporation or otherwise continued in effect will automatically accelerate in full, and all unvested shares outstanding under the Discretionary Option Grant and Stock Issuance Programs will immediately vest, except to the extent Odetics' repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect.

   The Plan Administrator will have the authority under the Discretionary Option Grant Program to provide that those options will automatically vest in full (i) upon an acquisition of Odetics, whether or not those options are assumed or replaced, (ii) upon a hostile change in control of Odetics effected through a tender offer for more than 50% of Odetics' outstanding voting stock or by proxy contest for the election of Board members, or (iii) in the event the individual's service is terminated, whether involuntarily or through a resignation for good reason, within a designated period (not to exceed 18 months) following an acquisition in which those options are assumed or replaced or otherwise continued in effect upon a hostile change in control. The vesting of outstanding shares under the Stock Issuance Program may be accelerated upon similar terms and conditions. The options granted under the Automatic Option Grant Program will automatically accelerate and become exercisable in full upon any acquisition or change in control transaction.

   The acceleration of vesting in the event of a change in the ownership or control of Odetics may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of Odetics.

 Limited Stock Appreciation Rights

   Each option granted under the Automatic Option Grant Program will include a limited stock appreciation right so that upon the successful completion of a hostile tender offer for more than fifty percent (50%) of Odetics' outstanding voting securities or a change in a majority of the Board as a result of one or more contested elections for Board membership, the option may be surrendered to Odetics in return for a cash distribution from Odetics. The amount of the distribution per surrendered option share will be equal to the excess of (i) the fair market value per share at the time the option is surrendered or, if greater, the tender offer price paid per share in the hostile take-over over
(ii) the exercise price payable per share under such option. In addition, the Plan Administrator may grant such rights to officers of Odetics as part of their option grants under the Discretionary Option Grant Program.

   Stockholder approval of this Proposal will also constitute pre-approval of each limited stock appreciation right granted under the Automatic Option Grant Program and the subsequent exercise of those rights in accordance with the foregoing terms.

 Financial Assistance

   The Plan Administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options under the Discretionary Option Grant Program or the purchase of shares under the Stock Issuance Program through full-recourse interest-bearing promissory notes. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of those shares.

 Special Tax Election

   The Plan Administrator may provide one or more holders of non-statutory options or unvested share issuances under the Plan with the right to have Odetics withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which such individuals become subject in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of Class A Common stock in payment of such withholding tax liability.

 Amendment and Termination

   The Board may amend or modify the Plan at any time, subject to any required stockholder approval pursuant to applicable laws and regulations. Unless sooner terminated by the Board, the Plan will terminate on the earliest of (i) September 4, 2007, (ii) the date on which all shares available for issuance under the Plan have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with certain changes in control or ownership of Odetics.

Stock Awards

   The table below shows, as to Odetics' Chief Executive Officer ("CEO"), the four other most highly compensated executive officers of Odetics (with base salary and bonus for the past fiscal year in excess of $100,000) and the other individuals and groups indicated, the number of shares of Class A Common stock subject to option grants made under the Plan from September 5, 1997 (the effective date of the Plan) through July 24, 2000, together with the weighted average exercise price payable per share. Odetics has not made any direct stock issuances to date under the Plan.

                              OPTION TRANSACTIONS

                                            Number Of Shares   Weighted Average
                                               Underlying       Exercise Price
            Name And Position              Options Granted (#)  Per Share ($)
            -----------------              ------------------- ----------------
Joel Slutzky..............................       105,000            $8.365
 Chairman of the Board, Chief Executive
  Officer of
 Odetics, and a Director Nominee

Gregory A. Miner..........................        50,000            $7.728
 Chief Financial Officer and Chief
  Operating
 Officer of Odetics and a Director Nominee

Jack Johnson..............................        12,000            $4.625
 Vice President of Odetics and Chief
 Executive Officer of Iteris

Hugo Fruehauf.............................        12,000            $4.625
 Vice President of Odetics and Chief
 Executive Officer of Zyfer

Timothy Crabtree..........................        22,000            $4.625
 Former Vice President of Odetics and
  former
 President of Broadcast

Kevin C. Daly, Ph.D. .....................         8,000            $8.00
 Director Nominee

                                            Number Of Shares   Weighted Average
                                               Underlying       Exercise Price
            Name And Position              Options Granted (#)  Per Share ($)
            -----------------              ------------------- ----------------
Crandall Gudmundson.......................         8,000            $8.00
 Director Nominee

Jerry F. Muench...........................         8,000            $8.00
 Director Nominee

John W. Seazholtz.........................         9,000            $7.74
 Director Nominee

Thomas L. Thomas..........................         5,000            $8.00
 Director Nominee

Paul E. Wright............................         8,000            $8.00
 Director Nominee

All current executive officers as a group
 (9 persons)..............................       328,000            $8.027

All current non-employee directors as a
 group (6 persons)........................        46,000            $7.95

All employees, including current officers
 who are not executive officers, as a
 group (236 persons)......................       446,658            $6.161

Federal Income Tax Consequences

 Option Grants

   Options granted under the Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

   Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise disposed of. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two (2) years after the option grant date and more than one (1) year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

   If the optionee makes a disqualifying disposition of the purchased shares, Odetics will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. If the optionee makes a qualifying disposition, Odetics will not be entitled to any income tax deduction.

   Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

   If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by Odetics in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when Odetics' repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

   Odetics will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of Odetics in which such ordinary income is recognized by the optionee.

 Stock Appreciation Rights

   No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised in an amount equal to the appreciation distribution. Odetics will be entitled to an income tax deduction equal to the appreciation distribution in the taxable year in which such ordinary income is recognized by the optionee.

 Direct Stock Issuances

   The tax principles applicable to direct stock issuances under the Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

Deductibility of Executive Compensation

   The Plan is designed to comply with the requirements of Code Section 162(m). Odetics anticipates that any compensation deemed paid by it in connection with the disqualifying dispositions of incentive stock option shares or the exercise of non-statutory options with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of Odetics. Accordingly, all compensation deemed paid with respect to those options will be deductible by Odetics without limitation under Code Section 162(m).

Accounting Treatment

   Under the current accounting principles in effect for equity incentive programs such as the Plan, the option grants under the Discretionary Option Grant and Automatic Option Grant Programs will not result in any direct charge to Odetics' reported earnings. However, the fair value of those options is required to be disclosed in the notes to Odetics' financial statements, and Odetics must also disclose, in footnotes to Odetics' financial statements, the pro-forma impact those options would have upon Odetics' reported earnings were the fair value of those options at the time of grant treated as a compensation expense. In addition, the number of outstanding options may be a factor in determining Odetics' earnings per share on a fully-diluted basis.

   On March 31, 2000, the Financial Accounting Standards Board issued Interpretation No. 44, which is an interpretation of APB Opinion No. 25 governing the accounting principles applicable to equity incentive plans. Under the Interpretation, option grants made to consultants (but not non-employee Board members) after December 15, 1998 will result in a direct charge to Odetics' reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the underlying option shares. Such charge will accordingly include the appreciation in the value of the option shares over the period between the grant date of the option (or, if later, the July 1, 2000 effective date of the Interpretation) and the vesting date of each installment of the option shares. In addition, if the proposed interpretation is adopted, any options which are repriced after December 15, 1998 will also trigger a direct charge to Odetics' earnings measured by the appreciation in the value of the underlying shares over the period between the grant date of the option (or, if later, the July 1, 2000 effective date of the Interpretation) and the date the option is exercised for those shares

   Should one or more individuals be granted tandem stock appreciation rights under the Plan, then such rights would result in a compensation expense to be charged against Odetics' reported earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of Class A Common stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end would be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for those rights.

New Plan Benefits

   As of July 24, 2000, no stock options had been granted, and no shares of Class A Common stock had been issued, on the basis of the share increase that is the subject of this Proposal. However, on the date of the Annual Meeting, each individual who will serve as a non-employee Board Member will receive an option grant for 5,000 shares at an exercise price equal to the fair market value per share of Class A Common stock on that date.

Stockholder Approval

   The affirmative vote of a majority of the voting power of the outstanding shares of Class A common stock and Class B common stock of Odetics voting together as a class, present or represented by proxies and entitled to vote at the annual meeting is required for approval of the proposed amendment to the Plan. In the event stockholder approval is not obtained, then the share reserve will not be increased and the Automatic Grant Program will not be amended. The Plan will, however, continue to remain in effect, and option grants and stock issuances may continue to be made pursuant to the provisions of the Plan prior to its amendment until the available reserve of Class A Common stock under the Plan is issued.

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS DEEMS THIS PROPOSAL TO BE IN THE BEST INTERESTS OF ODETICS AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL OF SUCH PROPOSAL. UNLESS AUTHORITY TO DO SO IS WITHHELD, THE PERSON(S) NAMED IN EACH PROXY WILL VOTE THE SHARES REPRESENTED THEREBY "FOR" THE APPROVAL OF THE AMENDMENT TO THE 1997 STOCK INCENTIVE PLAN.

                                 PROPOSAL NO. 3

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   The accounting firm of Ernst & Young LLP served as the independent auditors of Odetics for the fiscal year ended March 31, 2000. The Board of Directors has selected that firm to continue in this capacity for the current fiscal year. Odetics is asking the stockholders to ratify the selection by the Board of Directors of Ernst & Young LLP as the independent auditors of Odetics to audit the financial statements of Odetics for the fiscal year ending March 31, 2001 and to perform other appropriate services. Stockholder ratification of the selection of Ernst & Young LLP as Odetics' independent auditor is not required by the bylaws of Odetics or otherwise. In the event that the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the best interest of Odetics and its stockholders.

   A representative of Ernst & Young LLP is expected to be present at the annual meeting to respond to stockholders' questions, and that representative will be given an opportunity to make a brief presentation to the stockholders if he or she so desires.

Stockholder Approval

   The affirmative vote of a majority of the voting power of the Class A common stock and Class B common stock of Odetics, voting together as a single class, present or represented and entitled to vote at the annual meeting will be required for ratification of the selection of Ernst & Young LLP as the independent auditors of Odetics for the fiscal year ending March 31, 2001.

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION AND APPROVAL OF THE SELECTION OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF ODETICS FOR THE FISCAL YEAR ENDING MARCH 31, 2001.

               PRINCIPAL STOCKHOLDERS AND COMMON STOCK OWNERSHIP
                  OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth, as of July 24, 2000, the number and percentage ownership of the Class A common stock and Class B common stock of Odetics by (i) all persons known to Odetics to beneficially own more than 5% of either class of outstanding common stock (based upon reports filed by such persons with the SEC), (ii) each of the named executive officers in the Summary Compensation Table which appears elsewhere herein, (iii) each director of Odetics and director nominee named under "Election of Directors," and (iv) all executive officers and directors of Odetics as a group. To the knowledge of Odetics, except as otherwise indicated, each of the persons named in this table has sole voting and investment power with respect to the common stock shown as beneficially owned, subject to community property and similar laws, where applicable.

                             Class A Common Stock         Class B Common Stock
                         ---------------------------- ----------------------------
                         Amount and Nature            Amount and Nature
  Name and Address of      of Beneficial   Percent of     of Beneficial Percent of
  Beneficial Owner (1)    Ownership(2)(3)   Class(2)     Ownership(2)(3) Class(2)
  --------------------   ----------------- ---------- ----------------- ----------
Joel Slutzky............      667,794(4)       8.1%       261,430(5)       24.9
Gerald A. Weber.........      365,558(6)       4.5          196,624        18.7%
New York Life Trust
 Company................      687,541(7)       8.4              --          --
Crandall Gudmundson.....      111,071(8)       1.4           69,743         6.6
Jerry F. Muench.........      110,058(9)       1.3        61,537(10)        5.9
Gregory A. Miner........      79,174(11)        *               --          --
Kevin C. Daly, Ph.D. ...      25,494(12)        *               --          --
Paul E. Wright..........      41,994(13)        *             5,000         --
John W. Seazholtz.......      11,547(14)        *               --          --
Thomas L. Thomas........       1,250(15)        *               --          --
Hugo Fruehauf...........      36,325(16)        *               --          --
Jack Johnson............      54,722(17)        *               --          --
Timothy Crabtree........      15,438(18)        *               320         *
All executive officers
 and directors as a
 group
 (16 persons)...........   1,308,729(19)      15.9%         406,134        38.6%

--------
 *Represents less than 1%.
(1) The address for Gerald A. Weber is 222 North LaSalle, Suite 899, Chicago, Illinois 60601. The address for New York Life Trust Company is 51 Madison Avenue, Room 117A, New York, New York 10010. The address of all other persons named in the table is 1515 South Manchester Avenue, Anaheim, California 92802.

(2) Based on 8,204,351 shares of Class A common stock and 1,051,541 shares of Class B common stock outstanding as of July 24, 2000. Shares of each class of common stock subject to options which are exercisable within 60 days of July 24, 2000 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person. Other than as described in the preceding sentence, shares issuable upon exercise of outstanding options are not deemed to be outstanding for purposes of this calculation.

(3) In addition to the shares held in the individual's name, this column also includes shares held for the benefit of the named person under Odetics' 401(k) Plan and Associate Stock Ownership Plan.

(4) Includes 51,667 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 24, 2000. Excludes 332,179 shares held in trust for the benefit of the children and relatives of Mr. Slutzky as to which Mr. Slutzky has no investment or voting power and disclaims any beneficial ownership. See note 6.

(5) Excludes 140,536 shares held in trust for the benefit of the children and relatives of Mr. Slutzky as to which Mr. Slutzky has no investment or voting power and disclaims any beneficial ownership. See note 6.

(6) All of such shares are owned beneficially of record by various trusts with respect to which Mr. Weber serves as trustee or co-trustee. Mr. Weber shares investment and voting power as to 29,379 shares of Class A common stock and 56,088 shares of Class B common stock. Mr. Weber exercises sole investment and voting power over the remaining 332,179 shares of Class A common stock and 140,536 shares of Class B common stock. The shares shown include an aggregate of 332,179 shares of Class A common stock and 142,236 shares of Class B common stock, respectively, held in trust for the benefit of the children and relatives of Mr. Slutzky, as to which shares Mr. Slutzky has no investment or voting power and disclaims any beneficial ownership.

(7) Pursuant to a Schedule 13G dated February 14, 2000, filed with the SEC, New York Life Trust Company reported that it had sole voting power and sole dispositive power over all of these shares in its capacity as trustee of the Odetics Profit Sharing, 401(K) and Associate Stock Ownership Plan on behalf of numerous plan participants.

(8) Includes 4,500 shares held by Mr. Gudmundson's IRA. Also includes 3,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 24, 2000.

(9) Includes 31,114 shares held by Mr. Muench's spouse. Also includes 3,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 24, 2000.

(10) Includes 23,235 shares held by Mr. Muench's spouse.

(11) Includes 25,000 shares issuable upon exercise of options held by Mr. Miner that are currently exercisable or will become exercisable within 60 days after July 24, 2000.

(12) Includes 100 shares held by Dr. Daly's spouse. Also includes 3,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 24, 2000.

(13) Includes 3,000 shares issuable upon exercise of options held by Mr. Wright that are currently exercisable or will become exercisable within 60 days after July 24, 2000.

(14) Includes 2,500 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 24, 2000.

(15) Consists of shares issuable upon exercise of options held by Mr. Thomas that are currently exercisable or will become exercisable within 60 days after July 24, 2000.

(16) Includes 8,000 shares issuable upon exercise of options held by Mr. Fruehauf that are currently exercisable or will become exercisable within 60 days after July 24, 2000.

(17) Includes 8,000 shares issuable upon exercise of options held by Mr. Johnson that are currently exercisable or will become exercisable within 60 days after July 24, 2000.

(18) Includes 8,000 shares issuable upon exercise of options held by Mr. Crabtree that are currently exercisable or will become exercisable within 60 days after July 24, 2000.

(19) Includes 142,083 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 24, 2000.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

   The following table sets forth certain information regarding all executive officers of Odetics as of July 31, 2000.

           Name          Age             Capacities in Which Served
           ----          ---             --------------------------
   Joel Slutzky.........  61 Chairman of the Board and Chief Executive Officer
                              of Odetics Chairman of the Board and Vice
                              President of Gyyr Incorporated Chairman of the
                              Board of Iteris, Inc., Director and Vice
                              President of Mariner Networks, Inc., Director of
                              Meyer, Mohaddes Associates, Inc., Chairman of the
                              Board and Chief Executive Officer of Broadcast,
                              Inc., Chairman of the Board of Zyfer, Inc.

   Thomas G. Bartholet..  52 Vice President, Corporate Development of Odetics,
                              Director and Secretary of Broadcast, Inc.

   Hugo Fruehauf........  61 Vice President of Odetics, Director, President and
                              Chief Executive Officer of Zyfer, Inc.

   Jack Johnson.........  53 Vice President of Odetics, Chief Executive
                              Officer, President and Director of Iteris, Inc.,
                              Director of Meyer, Mohaddes Associates, Inc.

   Steven L'Heureux.....  44 Vice President of Odetics, President and Director
                              of Broadcast, Inc.

   Gregory A. Miner.....  45 Vice President, Chief Operating Officer, Chief
                              Financial Officer and Director of Odetics, Chief
                              Financial Officer, Secretary and Director of Gyyr
                              Incorporated, Director of Iteris, Inc., Chief
                              Financial Officer of Mariner Networks, Inc.,
                              Chief Financial Officer, Secretary and Director
                              of Meyer, Mohaddes Associates, Inc. and Zyfer,
                              Inc., Chief Financial Officer and Assistant
                              Secretary of Broadcast, Inc.

   David Scheel.........  48 Vice President of Odetics, Chief Executive
                              Officer, Director and President of Mariner
                              Networks, Inc.

   Gary Smith...........  43 Vice President, Controller and Assistant Secretary
                              of Odetics Assistant Secretary of Gyyr
                              Incorporated, Assistant Secretary of Iteris,
                              Inc., Broadcast, Inc. and Zyfer, Inc., Assistant
                              Secretary of Mariner Networks, Inc., Assistant
                              Secretary of Meyer, Mohaddes Associates, Inc.

   Peter Strom..........  36 Vice President of Odetics
                              President, Chief Executive Officer and Director
                              of Gyyr, Inc.

   The following is a brief description of the capacities in which each of the executive officers has served during the past five years. The biographies of Messrs. Miner and Slutzky appear earlier in this proxy statement. See "Election of Directors."

   Thomas G. Bartholet has served as the Vice President, Corporate Development of Odetics since 1993, and as the Director, Corporate Development of Odetics from 1990 to 1993. Prior to that, Mr. Bartholet served as the General Manager of the Advanced Intelligent Machines Division of Odetics from 1986 to 1990 and as the Director of Strategic Planning of Odetics from 1983 to 1986.

   Hugo Fruehauf, Vice President of Odetics, joined Odetics in October 1997 as the Chief Technology Officer of the Communications division, becoming the President of the Communications division in December

1997 and a Vice President of Odetics in February 1999. Prior to joining Odetics, Mr. Fruehauf was the Group Vice President of Defense Systems at Alliant Techsystems. From 1978 to 1995, Mr. Fruehauf served as President of Efratom Time and Frequency Products, a company specializing in telecommunications. From 1965 to 1978, Mr. Fruehauf was employed by Rockwell International in various management functions including Chief Engineer.

   Jack Johnson has served as the Vice President of the Odetics since 1986 and has served as the President of Odetics' subsidiary, Iteris, Inc., since its formation in 1998, and prior to that, as General Manager of the Odetics ITS (Iteris) division from 1996 to 1998, prior to its incorporation. From 1990 to 1996, Mr. Johnson served as the General Manager of the Gyyr Customer Service division. Mr. Johnson served in various other capacities with Odetics since joining Odetics in 1974, including the Vice President and General Manager of the Omutec division from 1986 to 1990, the Director of Contracts for the Space division from 1980 to 1986, the Controller of Infodetics, a former subsidiary of Odetics from 1975 to 1980 and the Controller of Odetics from 1974 to 1975. Prior to joining Odetics, Mr. Johnson served as a certified public accountant with Peat Marwick.

   Steve L'Heureux has served as the President of Broadcast, Inc. since June of 2000. Prior to that appointment, he served as Vice President of Sales and Marketing of Broadcast since March 1999. Prior to joining Odetics, Mr. L'Heureux served for two years as Vice President of Sales and Marketing at Vibrint Technologies, Inc. Before joining Vibrint, Mr. L'Heureux was Vice President of Sales and Business Development for Minerva Systems, Inc. He also held various North American and international sales management positions with the Eastman Kodak Company.

   David Scheel has served as the President and Chief Executive Officer of Mariner Networks since its formation in August 1998 and has served as a Vice President of Odetics since September 1997. Prior to that, Mr. Scheel was General Manager of Odetics' Telecom Division from January 1997 to March 1998. Mr. Scheel has also served in various other management positions with Odetics since joining Odetics in 1982.

   Gary Smith has served as Controller of Odetics since 1992 and was appointed Vice President in August 1994. Prior to that, Mr. Smith served as Assistant Controller of Odetics between 1990 and 1992, and Senior Financial Analyst from 1986 until 1990.

   Peter Strom has served as President and Chief Executive Officer of Gyyr, Inc. since August of 1999. Prior to that appointment, he served as Vice President of Sales for Gyyr since February of 1999. Before joining Odetics, Mr. Strom served as Vice President of International Sales for Mosler from January 1997 to February 1999. Prior to Mosler, Mr. Strom managed Sensormatic Electronics' global account programs and formulated new sales channel programs specifically in the Asia-Pacific and European regions from May 1995 until January 1997.

   Officers serve at the discretion of the Board of Directors.

                             EXECUTIVE COMPENSATION

   The following table sets forth the compensation earned by the Chief Executive Officer and each of the four other most highly compensated executive officers of Odetics whose total cash salary and bonus during the fiscal year ended March 31, 2000 exceeded $100,000 (collectively, the "Named Executive Officers") for each of the three fiscal years ended March 31, 2000, 1999 and 1998.

                           SUMMARY COMPENSATION TABLE

                                               Long-Term Compensation
                                   Annual     -------------------------
                                Compensation           Awards
                                ------------- -------------------------
                                                           Securities    All Other
Name and Principal       Fiscal Salary  Bonus Restricted   Underlying   Compensation
Positions                 Year  ($)(1)   ($)    Stock    Options (#)(2)    ($)(3)
------------------       ------ ------- ----- ---------- -------------- ------------
Joel Slutzky............  2000  326,910   --      --         55,000        4,800
 Chairman of the Board
  and                     1999  326,111   --      --         55,000        5,157
 Chief Executive Officer
  of Odetics              1998  325,627   --      --         50,000        3,710

Gregory A. Miner........  2000  182,066   --      --         30,000        5,122
 Chief Operating Officer
  and                     1999  156,751   --      --         25,000        4,613
 Chief Financial Officer
  of Odetics              1998  151,946   --      --         25,000        4,009

Jack Johnson............  2000  159,034   --      --            --         3,869
 Vice President of
  Odetics                 1999  152,115   --      --            --         3,920
 Chief Executive Officer
  of Iteris               1998  153,815   --      --         12,000        3,315

Hugo Fruehauf...........  2000  172,907   --      --            --         4,868
 Vice President of
  Odetics                 1999  180,000   --      --            --         5,000
 Chief Executive Officer
  of Zyfer(4)             1998   79,615   --      --         12,000          --

Timothy Crabtree........  2000  151,636   --      --         10,000        3,984
 Former Vice President
  of Odetics and          1999  154,662   --      --            --         3,701
 former President of
  Broadcast, Inc.(5)      1998  149,264   --      --         12,000        3,589

--------
(1) Represents all amounts earned from Odetics and its subsidiaries during the fiscal years shown, including amounts deferred under the Executive Deferral Plan and the Section 401(k) Plan of Odetics.

(2) Consists of options granted pursuant to Odetics' 1994 and 1997 Stock Incentive Plans entitling the holder to purchase shares of Class A common stock of Odetics. The vesting schedules of all options granted prior to August 1997 were accelerated in the fiscal year ended March 31, 1998 in anticipation of Odetics' spin-off of its interest in ATL.

(3) Unless otherwise indicated, consists solely of the matching contribution of Odetics to the respective accounts of the Named Executive Officers under the Section 401(k) Plan of Odetics.

(4) Mr. Fruehauf joined Odetics in October 1997 and was first appointed an executive officer in May 1999.

(5) Mr. Crabtree resigned as an officer of Odetics in July 2000, although he still holds the position of Chief Technical Officer of Broadcast, Inc.

Option Grants In The Fiscal Year Ended March 31, 2000

   The following table sets forth information with respect to grants of options to purchase Class A common stock during the fiscal year ended March 31, 2000 to each of the Named Executive Officers. No stock appreciation rights were granted to any of the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                             Potential
                                                                             Realizable
                                                                              Value at
                                                                           Assumed Annual
                                        Individual Grants                  Rates of Stock
                        -------------------------------------------------      Price
                         Number of   Percent of                             Appreciation
                         Securities Total Options                            for Option
                         Underlying  Granted to                                Term(3)
                          Options   Employees in   Exercise or  Expiration ---------------
     Name                Granted(1)  Fiscal 2000  Base Price(2)    Date      5%      10%
     ----                ---------- ------------- ------------- ---------- ------- -------
Joel Slutzky............   55,000       16.2%        $11.344(4)  09/30/09  300,013 847,290
Gregory A. Miner........   30,000        8.9%        $10.313     09/30/09  194,574 493,088
Jack Johnson............      --         --              --           --       --      --
Hugo Fruehauf...........      --         --              --           --       --      --
Timothy Crabtree........   10,000        3.0%        $10.313     09/30/09   64,858 164,363

--------
(1) All of the options were granted pursuant to Odetics' 1997 Stock Incentive Plan and entitle the holder to purchase shares of Class A common stock of Odetics. All of the options referenced in the above table have a maximum term of ten years, subject to earlier termination in the event of the optionee's termination of employment with Odetics or its subsidiaries. The options vest in three equal annual installments commencing October 1, 2000 subject to acceleration of vesting in the event of the merger, consolidation or reorganization of Odetics if such options are not assumed or otherwise continued in effect in such transaction. In addition, the Compensation and Stock Option Committee has the authority to provide for the accelerated vesting of options whether or not the options are assumed or otherwise continued in effect or upon the termination of the optionee's employment following such transaction.

(2) The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the applicable federal and state withholding taxes to which the optionee becomes subject in connection with such exercise.

(3) The 5% and 10% assumed rates of appreciation are prescribed by the rules and regulations of the SEC and do not represent management's estimate or projection of future trading prices of the Class A common stock. Unless the market price of the common stock does in fact appreciate over the option term, no value will be realized from the option grants.

(4) The exercise price per share of the options granted represented 110% of the closing sales price of the underlying shares of Class A common stock on the date the options were granted.

Option Exercises in the Fiscal Year Ended March 31, 2000

   The table below sets forth certain information with respect to Odetics' Named Executive Officers concerning their exercise of options to purchase Class A common stock during the fiscal year ended March 31, 2000 and the unexercised options they held as of the end of that fiscal year. None of the Named Executive Officers held or exercised any stock appreciation rights during the fiscal year ended March 31, 2000.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR END OPTION VALUES

                                                     Number of Securities
                                                          Underlying           Value of Unexercised
                          Number of                 Unexercised Options at     In-the-Money Options
                            Shares                    March 31, 2000 (#)     at March 31, 2000 ($)(1)
                         Acquired on     Value     ------------------------- -------------------------
                         Exercise (#) Realized ($) Exercisable Unexercisable Exercisable Unexercisable
                         ------------ ------------ ----------- ------------- ----------- -------------
Joel Slutzky............      --           --        51,667       108,333      397,425      470,935
Gregory A. Miner........      --           --        25,000        55,000      201,040      277,067
Jack Johnson............      --           --         8,000         4,000       72,999       36,500
Hugo Fruehauf...........      --           --         8,000         4,000       72,999       36,500
Timothy Crabtree........      --           --         8,000        14,000       72,999       70,870

--------
(1) Calculated based on the closing sales price per share of the Class A common stock at March 31, 2000 ($13.75) less the applicable exercise price.

Ten Year Information Regarding Repricing, Cancellation and Regrant of Options

   In May 1995, Odetics repriced certain outstanding stock options which were originally granted in January 1994. In connection with the repricing, Odetics made an offer to the holders of the options, including certain executive officers, to reduce by one-third the number of shares covered by these options in consideration of a reduction in the exercise price of the options from their original exercise price to the market price of the Class A common stock of Odetics at the time of the offer. The following table sets forth certain information with respect to the repricing of options held by all persons who were executive officers of Odetics at the time of the repricing.

                         TEN YEAR OPTION/SAR REPRICINGS

                                                                                               Length of
                                   Original   Amended                                           Original
                                  Number of  Number of                                           Option
                                  Securities Securities Market Price    Exercise                  Term
                                  Underlying Underlying  of Stock at  Price at Time    New     Remaining
                                   Options    Options      Time of         of       Exercise   at Date of
Name                       Date    Repriced   Repriced  Repricing ($) Repricing ($) Price ($)  Repricing
----                     -------- ---------- ---------- ------------- ------------- ---------  ----------
Joel Slutzky............ 05/23/95   33,000     22,000       4.25          9.90        4.675(1) 8.67 Years
Jack Johnson............ 05/23/95   10,000      6,667       4.25          9.00        4.25     8.67 Years
Hugo Fruehauf...........      --       --         --         --            --           --            --
Gregory A. Miner........ 05/23/95   12,000      8,667       4.25          9.00        4.25     8.67 Years
Timothy Crabtree........ 05/23/95    2,000      1,333       4.25          9.00        4.25     8.67 Years
Tom Bartholet........... 05/23/95    7,500      5,000       4.25          9.00        4.25     8.67 Years
David Scheel............ 05/23/95      750        500       4.25          9.00        4.25     8.67 Years
Gary Smith.............. 05/23/95    4,000      2,667       4.25          9.00        4.25     8.67 Years
Frank Borst............. 05/23/95    1,000        667       4.25          9.00        4.25     8.67 Years
Kevin Daly.............. 05/23/95   15,000     10,000       4.25          9.00        4.25     8.67 Years
David Lewis............. 05/23/95   15,000     10,000       4.25          9.00        4.25     8.67 Years

--------
(1) Represents 110% of the closing sales price of the Class A common stock on the date of the repricing.

Associate Benefit Plans

   Odetics maintains a Profit Sharing Plan and Trust (the "Profit Sharing Plan") which qualifies under Section 401 of the Internal Revenue Code. Odetics refers to its employees as associates. The Profit Sharing Plan provides that associates who meet a six month service requirement automatically become participants. Each fiscal year, Odetics, at its discretion, makes a contribution to the Profit Sharing Plan. Odetics may contribute Class A common stock or cash to the Profit Sharing Plan. These contributions are allocated to separate accounts of the participants in proportion to their relative compensation, and are held in trust and invested. Participant accounts are credited with investment gains and losses. Vesting depends on the participant's years of service, with contributions being fully vested after the participant has five years of service. When an associate leaves Odetics, his account under the Profit Sharing Plan, if vested, becomes distributable in a lump sum or over a period of time at the discretion of the Profit Sharing Plan Administrator. No contributions were made to the Profit Sharing Plan for fiscal years 2000, 1999, and 1998.

   The Profit Sharing Plan also includes the Odetics, Inc. 401(k) Plan. Under the 401(k) Plan, associates with at least six months of service with Odetics or any subsidiary may elect to defer up to 15% of their annual compensation, not to exceed the limits set by the Internal Revenue Code. The maximum deferral for calendar year 2000 is $10,500.

   Odetics maintains an Associate Stock Ownership Plan (the "ASOP"), which qualifies under Section 401 of the Internal Revenue Code. The ASOP provides that associates who meet a six month service requirement automatically become participants. Each fiscal year, Odetics, at its discretion, makes a contribution to the ASOP. Odetics may contribute Class A common stock or the cash to buy Class A common stock. These contributions are allocated to separate accounts of the participants in proportion to their relative compensation, and are held in trust. Vesting depends on the participant's years of service, with contributions being fully vested after the participant has five years of service. When an associate leaves Odetics, his account under the ASOP, if vested, is distributed in shares of Class A common stock. Odetics did not make any contributions to the ASOP in the fiscal years ended March 31, 1998, 1999, or 2000.

   Odetics maintains an Executive Deferral Plan which is intended to provide deferred compensation benefits to designated executives of Odetics who contribute to Odetics' growth and success. Eligible executives may elect to defer up to 75%, but not less than $5,000, of their annual compensation. Participation in the Executive Deferral Plan is voluntary and may be discontinued at any time. Payment of benefits under this plan commences upon the retirement, death, disability or termination of employment of a participating executive.

Employment Contracts, Termination of Employment Agreements and Change of Control Arrangements

   Odetics does not currently have any employment contracts in effect with any of its Named Executive Officers. Odetics provides incentives such as salary, benefits and option grants to attract and retain executive officers and other key associates. The Compensation Committee, as Plan Administrator of the 1997 Plan, has the authority to provide for the accelerated vesting of the shares of common stock subject to any outstanding options held by such individual, in connection with the termination of the individual's employment following an acquisition in which these options are assumed or the repurchase rights with respect to the unvested shares are assigned or certain hostile changes in control of Odetics. Other than such accelerated vesting, there is no agreement or policy which would entitle any executive officers to severance payments or any other compensation as a result of such officer's termination.

Indemnification of Directors and Officers

   Under Section 145 of the Delaware General Corporation Law, Odetics can indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Odetics' bylaws provide that Odetics will indemnify its directors and officers to the fullest extent permitted by law and require Odetics to advance litigation expenses upon receipt by Odetics of an undertaking by the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification. The bylaws further provide that rights conferred under such bylaws do not exclude any other right such persons may have or acquire under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

   Odetics' certificate of incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to Odetics and its stockholders.

This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to Odetics or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

   Odetics has entered into agreements to indemnify its directors and certain of its officers in addition to the indemnification provided for in the certificate of incorporation and bylaws. These agreements, among other things, indemnify Odetics' directors and certain of its officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of Odetics, on account of services as a director or officer of Odetics, or as a director or officer of any other company or enterprise to which the person provides services at the request of Odetics.

Compensation Committee Interlocks and Insider Participation

   The members of the Compensation and Stock Options Committee of Odetics' Board of Directors during the fiscal year ended March 31, 2000 were Messrs. Thomas, Seazholtz and Daly. None of the executive officers of Odetics has served on the Board of Directors or on the compensation committee of any other entity, any of whose officers served either on the Board of Directors or on the Compensation and Stock Options Committee of Odetics. No member of the Compensation and Stock Option Committee was an officer or employee of Odetics or its subsidiary during the fiscal year ended March 31, 2000.

Compensation Committee Report on Executive Compensation

   Notwithstanding anything to the contrary set forth in any of Odetics' previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference previous or future filings, including this proxy statement, in whole or in part, the following Compensation Committee Report and the Performance Graph are not "soliciting materials," are not deemed filed with the Commission and shall not be incorporated by reference into any of such filings.

   This report covers Odetics' fiscal year ended March 31, 2000.

   The Compensation and Stock Option Committee (the "Compensation Committee") for the fiscal year ended March 31, 2000 was comprised of three outside directors, Messrs. Thomas, Seazholtz and Daly. The Compensation Committee recommends the general compensation levels for executives. The Compensation Committee meets periodically to review and recommend for approval by the Board of Directors, the salaries, bonuses and benefit plans for officers and key associates. During the fiscal year ended March 31, 2000, the Compensation Committee held one meeting.

   The guiding principle of the Compensation Committee is to establish a compensation program that aligns executive compensation with Odetics' objectives and business strategies as well as with financial and operational performance. In keeping with this principle the Compensation Committee seeks to:

     (1) Attract and retain qualified senior executives who can play a significant role in the achievement of Odetics' goals;

     (2) Reward executives for strategic management and the long-term enhancement of stockholder value; and

     (3) Create a performance-oriented environment that rewards performance with respect to the financial and operational goals of Odetics.

   In the fiscal year ended March 31, 2000, the annual compensation for the executive officers included base salaries, bonuses and stock options.

   Odetics establishes salaries for the officers by considering the salaries of officers at comparably sized companies according to data obtained by the Compensation Committee from executive compensation consultants and from other independent outside sources, including the American Electronics Association annual survey of executive compensation. Half of the annual bonuses payable to Odetics' executive officers are based upon the achievement by Odetics and its divisions of certain corporate financial targets established for each fiscal year. The remaining portion of the bonuses is discretionary based upon the performance of the individual officers.

   A substantial portion of the compensation of executive officers is based upon the award of stock options which rely on increases in the value of Odetics' securities. The award of options is intended to encourage executives to establish a meaningful, long-term ownership interest in Odetics consistent with the interests of Odetics' stockholders. Under Odetics' stock option plans, options are granted from time to time to certain officers and key associates of Odetics and its subsidiaries at the fair market value of the shares of Class A common stock at the time of grant. Because the compensation element of options is dependent on increases over time in the market value of such shares, stock options represent compensation that is tied to Odetics' long-term performance. The award of stock options to the executive officers of Odetics is determined based upon individual performance, level of base salary and position with Odetics.

   The Compensation Committee has reviewed the base salaries for the fiscal year ended March 31, 2000 of each of the executive officers and is of the opinion that such salaries are not unreasonable in view of those paid by Odetics' competitors and by other companies of similar size. The Compensation Committee also reviewed the stock options awarded to the executive officers for their services in the fiscal year ended March 31, 2000 and is of the opinion that the option awards are reasonable in view of the officers' individual performance and positions with Odetics.

   In setting the total compensation payable to Joel Slutzky, Odetics' Chief Executive Officer, for the fiscal year ended March 31, 2000, the Compensation Committee sought to make such compensation competitive with that provided by other companies with which Odetics competes for executive talent.

   The stock option granted to Mr. Slutzky for the fiscal year ended March 31, 2000 reflected the Committee's continuing policy to maintain his option holdings at a level competitive with that of other chief executive officers in the industry and to subject a portion of his compensation each year to the market performance of Odetics' common stock. Accordingly, the stock option grant will be of no value to Mr. Slutzky unless he continues in Odetics' employ and the market price of Odetics' common stock appreciates over his period of continued employment.

   Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held corporations for compensation exceeding $1.0 million paid to certain of the corporation's executive officers. The limitation applies only to compensation which is not considered to be performance-based. The nonperformance based compensation to be paid to Odetics' executive officers for the fiscal year ended March 31, 2000 did not exceed the $1.0 million limit per officer, nor is it expected that the nonperformance based compensation to be paid to Odetics' executive officers for that fiscal year will exceed that limit. Odetics' 1997 Stock Incentive Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under that plan will qualify as performance-based compensation which will not be subject to the $1.0 million limitation. Because it is very unlikely that the cash compensation payable to any of Odetics' executive officers in the foreseeable future will approach the $1.0 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to Odetics' executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1.0 million level.

                                          COMPENSATION COMMITTEE:

                                          Thomas L. Thomas
                                          Kevin C. Daly, Ph.D.
                                          John W. Seazholtz

                      PERFORMANCE GRAPH FOR ODETICS, INC.
                 INDEXED COMPARISON OF CUMULATIVE TOTAL RETURN

   The performance graph shows the cumulative total return on investment assuming an investment of $100 on April 1, 1995 in each of the Class A common stock and Class B common stock of Odetics, the Nasdaq National Market Index and Media General's Industry Group 836 for Diversified Electronics. The total stockholder return assumes reinvestment of dividends on a daily basis, although cash dividends have not been declared on either class of Odetics' common stock. The stockholder returns shown in the following graph are not necessarily indicative of future performance.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                       AMONG ODETICS, INC., CLASS A & B,
                     NASDAQ MARKET INDEX AND MG GROUP INDEX

                        [PERFORMANCE GRAPH APPEARS HERE]

                     ASSUMES $100 INVESTED ON APR. 1, 1995
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDED MAR. 31, 2000

                                                     Measurement Period
                                             ----------------------------------
                                              1996   1997   1998   1999   2000
                                             ------ ------ ------ ------ ------
Odetics, Inc. Class A common stock.......... 131.82 238.64 472.08 526.03 741.84
Odetics, Inc. Class B common stock.......... 112.00 228.00 320.47 462.90 652.80
Media General Industry Group 836............ 108.94 107.05 129.50 124.76 391.13
Nasdaq National Market Index................ 134.51 150.48 227.41 297.18 547.25

Certain Transactions

   In July 1999, Odetics sold an option to Manchester Capital LLC for an aggregate purchase price of $5 million to purchase certain real property of Odetics consisting of approximately 14 acres located at 1515 South Manchester Avenue, Anaheim, California. The option exercise price is equal to the lessor of (a) the appraised fair market value of this real property as determined at November 1, 1999, or (b) at the option of Manchester Capital, the appraised fair market value of this real estate at November 1, 2000 or November 1, 2001. The option is exercisable until October 31, 2002. Odetics has the right to repurchase this option at any time between July 31, 2000 and August 1, 2002 for the following amounts:

                                                                   Aggregate
     Repurchase Date                                            Repurchase Price
     ---------------                                            ----------------
     July 31, 2000.............................................    $5,600,000
     January 31, 2001..........................................    $5,936,000
     July 31, 2001.............................................    $6,272,000
     January 31, 2002..........................................    $6,648,500
     July 31, 2001.............................................    $7,025,000

   Odetics has notified Manchester Capital of its intention to repurchase the option on August 1, 2000 for an aggregate repurchase price of $5,600,000.

   The following officers and directors are members of Manchester Capital and have made capital contributions to Manchester Capital in the amounts set forth opposite their names below:

                                                                     Membership
                                                            Amount   Percentage
                             Name                          Invested   Interest
                             ----                         ---------- ----------
     Joel Slutzky(1)..................................... $2,500,000     50%
      Chairman of the Board and
      Chief Executive Officer of Odetics
     Crandall Gudmundson.................................    500,000     10%
      Director
     Paul E. Wright......................................    500,000     10%
      Director
     Timothy Crabtree(2).................................    500,000     10%
      Former Vice President of Odetics and
      President of Broadcast

--------
(1) Includes $2,000,000 investment by Mr. Slutzky's trust. Does not include $500,000 investment made by Mr. Slutzky's adult son.

(2) Consists of holdings held by Mr. Crabtree's mother's trust. Mr. Crabtree currently is a beneficiary for one-third of the trust.

Section 16(a) Beneficial Ownership Reporting Compliance

   Under the federal securities laws, Odetics' directors and officers and any persons holding more than 10% of Odetics' common stock are required to report their ownership of Odetics' common stock and any changes in that ownership to the SEC. Specific due dates for these reports have been established, and Odetics is required to report in this proxy statement any failure to file by these dates. Based solely on its review of copies of the reports on Forms 3, 4 and 5 received by Odetics with respect to the fiscal year ended March 31, 2000, and the written representations received from the reporting persons that no other reports were required, Odetics believes that all directors, executive officers and persons who own more than 10% of Odetics' common stock have complied with the reporting requirements of Section 16(a) and have filed all reports required by such section, except that the following transactions were reported late: Mr. Wright's sale of 3,000 shares of Class A common stock in January 2000, Mr. Fruehauf's sale of 3,000 shares of Class A common stock in February 2000, and Mr. Gudmundson's gift of 200 shares in February 2000. In addition, Mr. Wright's 5,000 shares of Class B common stock were erroneously reported as being shares of Class A common stock when he filed his Initial Statement of Beneficial Ownership in November 1993. All of such late or erroneous reports have now been filed or correctly amended, as the case may be.

Deadline for Receipt of Stockholder Proposals

   If Odetics has not received notice prior to June 23, 2001 of any matter a stockholder intends to propose for a vote at the 2001 annual meeting of stockholders, then a proxy solicited by the Board of Directors may be voted on such matter in the discretion of the proxy holder, without discussion of the matter in the proxy statement soliciting such proxy and without such matter as a separate item on the proxy card.

   The deadline for stockholders to submit proposals to be considered for inclusion in Odetics' Proxy Statement for next year's annual meeting of stockholders is anticipated to be April 9, 2001. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the SEC. Stockholder proposals must be mailed to the attention of the Secretary of Odetics at the principal executive offices of Odetics located at 1515 South Manchester, Anaheim, California 92802.

Annual Report

   A copy of Odetics' annual report on Form 10-K for the fiscal year ended March 31, 2000, which includes Odetics' consolidated financial statements, accompanies the proxy materials being mailed to all stockholders. The annual report is not incorporated into this proxy statement and is not considered proxy solicitation materials.

Other Business

   The Board of Directors is not aware of any other matter which will be presented for action at the annual meeting other than the matters set forth in this proxy statement. If any other matter requiring a vote of the stockholders arise, it is intended that the proxy holders will vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.

                                          By Order of the Board of Directors,
                                          /s/ JERRY F. MUENCH
                                          JERRY F. MUENCH
                                          Secretary

Anaheim, California
August 7, 2000

                                 ODETICS, INC.
                           1997 STOCK INCENTIVE PLAN

                                  ARTICLE ONE

                               GENERAL PROVISIONS

I. PURPOSE OF THE PLAN

   This 1997 Stock Incentive Plan is intended to promote the interests of Odetics, Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

   Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II. STRUCTURE OF THE PLAN

   A. The Plan shall be divided into three separate equity programs:

  . the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Class A Common Stock,

  . the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Class A Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary), and

  . the Automatic Option Grant Program under which eligible non-employee Board members shall automatically receive option grants at periodic intervals to purchase shares of Class A Common Stock.

   B. The provisions of Articles One and Five shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III. ADMINISTRATION OF THE PLAN

   A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons.

   B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

   C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs under its jurisdiction or any option or stock issuance thereunder.

   D. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

   E. Administration of the Automatic Option Grant Program shall be self executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants or stock issuances made under such program.

IV. ELIGIBILITY

   A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

     (i) employees,

     (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

     (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

   B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine, (i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Nonstatutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration to be paid for such shares.

   C. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

   D. The individuals who shall be eligible to participate in the Automatic Option Grant Program shall be limited to (i) those individuals serving as non-employee Board members on the Plan Effective Date, (ii) those individuals who first become non-employee Board members on or after the Plan Effective Date, whether through appointment by the Board or election by the Corporation's stockholders, and (ii) those individuals who continue to serve as non-employee Board members at one or more Annual Stockholders Meetings held after the Plan Effective Date.

V. STOCK SUBJECT TO THE PLAN

   A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Class A Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Class A Common Stock reserved for issuance over the term of the Plan shall not exceed 1,330,000 shares,/1/ subject to certain changes in the Corporation's capital structure.
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1 On September 30, 1999 the stockholders approved an increase in the number of shares from 530,000 to 930,000. On September 8, 2000 the stockholders approved an additional increase of 400,000 shares to 1,330,000 shares.

   B. No one person participating in the Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances for more than 80,000 shares of Class A Common Stock in the aggregate per calendar year, beginning with the 1997 calendar year.

   C. Shares of Class A Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent (i) those options expire or terminate for any reason prior to exercise in full or (ii) those options are cancelled in accordance with the option cancellation/regrant provisions of Section IV of Article Two. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation, at the original exercise or direct issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Class A Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, shares subject to any options surrendered in connection with the stock appreciation right provisions of the Plan shall not be available for reissuance. Should the exercise price of an option under the Plan be paid with shares of Class A Common Stock or should shares of Class A Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Class A Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Class A Common Stock issued to the holder of such option or stock issuance.

   D. If any change is made to the Class A Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Class A Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

   E. Should the Corporation effect a divestiture of one or more Subsidiaries through a distribution or spin-off to the Corporation's stockholders of the securities of the Subsidiary held by the Corporation ("Divestiture"), then the Plan Administrator may, in its sole discretion, make appropriate adjustments to the number and/or class of securities subject to each outstanding option and the exercise price payable per share in order to reflect the effect of the Divestiture on the Corporation's capital structure and the relative Fair Market Values of the Class A Common Stock and the distributed securities of the Subsidiary following the Divestiture. Such adjustment may include the division of the option into two separate options, one for the shares of Class A Common Stock at the time subject to the option and a second option for the securities of the Subsidiary distributable with respect to those shares. The Plan Administrator may also, in its sole discretion, accelerate the vesting and exercisability of the option (or any separated option) with respect to one or more shares of the Class A Common Stock or distributed securities at the time subject to such option (or the separated option), if and to the extent the Optionee is to remain in the Corporation's Service following such Divestiture or is otherwise to provide services to the divested Subsidiary.

                                  ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM

I. OPTION TERMS

   Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

   A. Exercise Price.

   1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Class A Common Stock on the option grant date.

   2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Five and the documents evidencing the option, be payable in one or more of the forms specified below:

     (i) cash or check made payable to the Corporation,

     (ii) shares of Class A Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

     (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

   Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

   B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

   C. Effect of Termination of Service.

   1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

     (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

     (ii) Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

     (iii) During the applicable exercise period following termination of Service, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

     (iv) Should the Optionee's Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

   2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

     (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

     (ii) permit the option to be exercised, during the applicable Service exercise period following termination of service, not only with respect to the number of vested shares of Class A Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

   D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

   E. Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Class A Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

   F. Limited Transferability of Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, a Nonstatutory Option may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

II. INCENTIVE OPTIONS

   The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Five shall be applicable to Incentive Options. Options which are specifically designated as Nonstatutory Options when issued under the Plan shall not be subject to the terms of this Section II.

   A. Eligibility. Incentive Options may only be granted to Employees.

   B. Dollar Limitation. The aggregate Fair Market Value of the shares of Class A Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

   C. 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Class A Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III. CORPORATE TRANSACTION/CHANGE IN CONTROL

   A. In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Class A Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Class A Common Stock. However, an outstanding option shall not become exercisable on such an accelerated basis if and to the extent:
(i) such option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Corporate Transaction on any shares for which the option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same exercise/vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

   B. All outstanding repurchase rights shall automatically terminate, and the shares of Class A Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

   C. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

   D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same,
(ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year.

   E. The Plan Administrator shall have the discretionary authority to provide for the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program upon the occurrence of a Corporate Transaction, whether or not those options are to be assumed in the Corporate Transaction, so that each such option shall, immediately prior to the effect date of such Corporate Transaction, become fully exercisable with respect to the total number of shares of Class A Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully vested shares of Class A Common Stock. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Discretionary Option Grant Program so that those rights shall not be assignable in connection with such Corporate Transaction and shall accordingly terminate upon the consummation of such Corporate Transaction, and the shares subject to those terminated rights shall thereupon vest in full.

   F. The Plan Administrator shall have full power and authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program in the event the Optionee's Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those options are assumed and do not otherwise accelerate. Any options so accelerated shall remain exercisable for fully vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1) year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may provide that one or more of the Corporation's outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate, and the shares subject to those terminated repurchase rights shall accordingly vest in full.

   G. The Plan Administrator shall have the discretionary authority to provide for the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program upon the occurrence of a Change in Control so that each such option shall, immediately prior to the effect date of such Change in Control, become fully exercisable with respect to the total number of shares of Class A Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully vested shares of Class A Common Stock. Each such accelerated option shall remain exercisable until the expiration or sooner termination of the option term. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Discretionary Option Grant Program so that those rights shall terminate automatically upon the consummation of such Change in Control, and the shares subject to those terminated rights shall thereupon vest in full. Alternatively, the Plan Administrator may condition the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program and the termination of one or more of the Corporation's outstanding repurchase rights under such program upon the subsequent termination of the Optionee's Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of such Change in Control. Each option so accelerated shall remain exercisable for fully vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1) year period measured from the effective date of such Involuntary Termination.

   H. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Nonstatutory Option under the Federal tax laws.

   I. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV. CANCELLATION AND REGRANT OF OPTIONS

   The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program and to grant in substitution new options covering the same or different number of shares of Class A Common Stock but with an exercise price per share equal to the Fair Market Value per share of Class A Common Stock on the new grant date.

V. STOCK APPRECIATION RIGHTS

   A. The Plan Administrator shall have the authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.

   B. The following terms shall govern the grant and exercise of tandem stock appreciation rights:

     (i) One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares Class A Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion) over (b) the aggregate exercise price payable for those shares.

     (ii) No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Class A Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

     (iii) If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion) on the option surrender date and may exercise such rights at any time prior to the later of (a) five (5) business days after the receipt of the rejection notice or
  (b) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.

   C. The following terms shall govern the grant and exercise of limited stock appreciation rights:

     (i) One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.

     (ii) Upon the occurrence of a Hostile Takeover, each individual holding one or more options with such a limited stock appreciation right shall have the unconditional right (exercisable for a thirty (30) day period following such Hostile Takeover) to surrender each such option to the Corporation, to the extent the option is at the time exercisable for vested shares of Class A Common Stock. In return for the surrendered option, the Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (A) the Takeover Price of the shares of Class A Common Stock which are at the time vested under each surrendered option (or surrendered portion) over (B) the aggregate exercise price payable for those shares. Such cash distribution shall be paid within five (5) days following the option surrender date.

     (iii) The Plan Administrator shall pre-approve, at the time the limited right is granted, the subsequent exercise of that right in accordance with the terms of the grant and the provisions of this Section V. No additional approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.

     (iv) The balance of the option (if any) shall remain outstanding and exercisable in accordance with the documents evidencing such option.

                                 ARTICLE THREE

                             STOCK ISSUANCE PROGRAM

I. STOCK ISSUANCE TERMS

   Shares of Class A Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.

   A. Purchase Price.

   1. The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Class A Common Stock on the issuance date.

   2. Subject to the provisions of Section I of Article Five, shares of Class A Common Stock may be issued under the Stock Issuance Program for any combination of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

     (i) cash or check made payable to the Corporation, or

     (ii) past services rendered to the Corporation (or any Parent or Subsidiary).

   B. Vesting Provisions.

   1. Shares of Class A Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Class A Common Stock issued under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement.

   2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Class A Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Class A Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Class A Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

   3. The Participant shall have full stockholder rights with respect to any shares of Class A Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

   4. Should the Participant cease to remain in Service while holding one or more unvested shares of Class A Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Class A Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase money note of the Participant attributable to the surrendered shares.

   5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Class A Common Stock which would otherwise occur upon the cessation of the Participant's

Service or the non attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non attainment of the applicable performance objectives.

II. CORPORATE TRANSACTION/CHANGE IN CONTROL

   A. All of the Corporation's outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Class A Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

   B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued under the Stock Issuance Program or any time while the Corporation's repurchase rights with respect to those shares remain outstanding, to structure one or more of those repurchase rights so that such rights shall not be assignable in connection with a Corporate Transaction and shall accordingly terminate upon the consummation of such Corporate Transaction, and the shares subject to those terminated repurchase rights shall thereupon vest in full.

   C. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's repurchase rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of Class A Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those repurchase rights are assigned to the successor corporation (or parent thereof).

   D. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's repurchase rights with respect to those shares remain outstanding under the Stock Issuance Program, to structure one or more of those repurchase rights so that such rights shall automatically terminate in whole or in part, and the shares of Class A Common Stock subject to those terminated rights shall immediately vest, upon (i) a Change in Control or (ii) the subsequent termination of the Participant's Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of such Change in Control or Involuntary Termination.

III. SHARE ESCROW/LEGENDS

   Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                                 ARTICLE FOUR

                        AUTOMATIC OPTION GRANT PROGRAM

I. OPTION TERMS

   A. Grant Dates. Option grants shall be made on the dates specified below:

   1. Each individual serving as a non-employee Board member on the Plan Effective Date shall automatically be granted at that time a Nonstatutory Option to purchase 5,000 shares of Class A Common Stock, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary.

   2. Each individual who is first elected or appointed as a non-employee Board member on or after the Plan Effective Date shall automatically be granted, on the date of such initial election or appointment, a Nonstatutory Option to purchase 20,000/1/ shares of Class A Common Stock, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary.

   3. In the date of each Annual Stockholders Meeting, beginning with the 1998 Annual Stockholders Meeting, each individual who is to continue to serve as a non-employee Board member, whether or not that individual is standing for reelection to the Board at that particular Annual Meeting, shall automatically be granted a Nonstatutory Option to purchase 5,000/2/ shares of Class A Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There shall be no limit on the number of such 5,000 share option grants any one non-employee Board member may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) shall be eligible to receive one or more such annual option grants over their period of continued Board service.

   Stockholder approval of the Plan on the Plan Effective Date will constitute pre-approval of each option granted pursuant to the express terms of this Automatic Option Grant Program and the subsequent exercise of that option in accordance with its terms.

   B. Exercise Price.

   1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Class A Common Stock on the option grant date.

   2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

   C. Option Term. Each option shall have a term of ten (10) years measured from the option grant date.

   D. Exercise and Vesting of Options. Each initial 20,000 share option grant shall be immediately exercisable for any or all of the option shares as fully vested shares of Class A Common Stock and shall remain so exercisable until the expiration or sooner termination of the option term. Each annual 5,000 share grant shall also be immediately exercisable for any or all of the option shares. However, the shares of Class A Common Stock purchased under each annual 5,000 share grant shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. Each annual 5,000 share grant shall vest, and the Corporation's repurchase right shall lapse, in a series of four
(4) successive equal annual installments upon the Optionee's completion of each year of Board service over the four (4) year period measured from the automatic grant date.
--------
(1) On September 8, 2000 the stockholders approved increase from 5,000 shares to 20,000 shares.

(2) On September 8, 2000 the stockholders approved increase from 4,000 shares to 5,000 shares.

   E. Termination of Board Service. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

     (i) The Optionee (or, in the event of Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution) shall have a twelve (12) month period following the date of such cessation of Board service in which to exercise each such option.

     (ii) During the twelve (12) month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Class A Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board service.

     (iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve
  (12) month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully vested shares of Class A Common Stock.

     (iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12) month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

II. CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKEOVER

   A. The shares of Class A Common Stock subject to each option outstanding under this Article Four at the time of a Corporate Transaction but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Class A Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully vested shares of Class A Common Stock. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

   B. The shares of Class A Common Stock subject to each option outstanding under this Article Four at the time of a Change in Control but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Class A Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully vested shares of Class A Common Stock. Each such option shall remain exercisable for such fully vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Takeover.

   C. All outstanding repurchase rights under the Automatic Option Grant Program shall automatically terminate, and the unvested shares of Class A Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction or Change in Control.

   D. Upon the occurrence of a Hostile Takeover, the Optionee shall have a thirty (30) day period in which to surrender to the Corporation each of his or her outstanding automatic option grants. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Takeover Price of the shares of Class A Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five
(5) days following the surrender of the option to the Corporation. Stockholder approval of the Plan on the Plan Effective Date shall constitute pre-approval of the grant of each such option surrender right under this Automatic Option Grant Program and the subsequent exercise of that right in accordance with the terms and provisions of this Section II.D. No additional approval or consent of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.

   E. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

   F. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

III. REMAINING TERMS

   The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                  ARTICLE FIVE

                                 MISCELLANEOUS

I. FINANCING

   The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares (less the par value of those shares) plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

II. TAX WITHHOLDING

   A. The Corporation's obligation to deliver shares of Class A Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

   B. The Plan Administrator may, in its discretion, provide any or all holders of Nonstatutory Options or unvested shares of Class A Common Stock under the Plan (other than the options granted or the shares issued under the Automatic Option Grant Program) with the right to use shares of Class A Common Stock in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

   Stock Withholding: The election to have the Corporation withhold, from the shares of Class A Common Stock otherwise issuable upon the exercise of such Nonstatutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

   Stock Delivery: The election to deliver to the Corporation, at the time the Nonstatutory Option is exercised or the shares vest, one or more shares of Class A Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

III. EFFECTIVE DATE AND TERM OF THE PLAN

   A. The Plan was adopted by the Board on July 25, 1997 and shall become effective upon approval by the Corporation's stockholders at the 1997 Annual Meeting held on the Plan Effective Date.

   B. The Plan shall terminate upon the earliest to occur of (i) September 4, 2007, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such plan termination, all outstanding option grants and unvested stock issuances shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing those grants or issuances.

IV. AMENDMENT OF THE PLAN

   A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

   B. Options to purchase shares of Class A Common Stock may be granted under the Discretionary Option Grant Program and shares of Class A Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Class A Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

V. USE OF PROCEEDS

   Any cash proceeds received by the Corporation from the sale of shares of Class A Common Stock under the Plan shall be used for general corporate purposes.

VI. REGULATORY APPROVALS

   A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Class A Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Class A Common Stock issued pursuant to it.

   B. No shares of Class A Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Class A Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Class A Common Stock is then listed for trading.

VII. NO EMPLOYMENT/SERVICE RIGHTS

   Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

                                    APPENDIX

   The following definitions shall be in effect under the Plan:

   A. Automatic Option Grant Program shall mean the automatic option grant program in effect under the Plan.

   B. Board shall mean the Corporation's Board of Directors.

   C. Change in Control shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

     (i) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders, or

     (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

   D. Class A Common Stock shall mean the Corporation's Class A Common Stock, which shall be registered under Section 12(g) of the 1934 Act and shall be entitled to one-tenth of one vote per share on all matters subject to stockholder approval.

   E. Code shall mean the Internal Revenue Code of 1986, as amended.

   F. Corporate Transaction shall mean either of the following stockholder approved transactions to which the Corporation is a party:

     (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

     (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

   G. Corporation shall mean Odetics, Inc., a Delaware corporation, and its successors.

   H. Discretionary Option Grant Program shall mean the discretionary option grant program in effect under the Plan.

   I. Eligible Director shall mean a non-employee Board member eligible to participate in the Automatic Option Grant Program in accordance with the eligibility provisions of Article One.

   J. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

   K. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

   L. Fair Market Value per share of Class A Common Stock on any relevant date shall be determined in accordance with the following provisions:

     (i) If the Class A Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be deemed equal to the closing selling price per share of Class A Common Stock on the date in question, as such price is reported on the Nasdaq National Market or any successor system. If there is no closing selling price for the Class A Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     (ii) If the Class A Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be deemed equal to the closing selling price per share of Class A Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Class A Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Class A Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

   M. Hostile Takeover shall mean the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.

   N. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

   O. Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

     (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

     (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

   P. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

   Q. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

   R. Nonstatutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

   S. Optionee shall mean any person to whom an option is granted under the Discretionary Option Grant or Automatic Option Grant Program.

   T. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

   U. Participant shall mean any person who is issued shares of Class A Common Stock under the Stock Issuance Program.

   V. Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

   W. Plan shall mean the Corporation's 1997 Stock Incentive Plan, as set forth in this document.

   X. Plan Administrator shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

   Y. Plan Effective Date shall mean September 5, 1997, the date of the 1997 Annual Stockholders Meeting at which the Plan is approved by the Corporation's stockholders.

   Z. Primary Committee shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.

   AA. Secondary Committee shall mean a committee of one (1) or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

   AB. Section 16 Insider shall mean an officer or director of the Corporation subject to the short swing profit liabilities of Section 16 of the 1934 Act.

   AC. Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

   AD. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

   AE. Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Class A Common Stock under the Stock Issuance Program.

   AF. Stock Issuance Program shall mean the stock issuance program in effect under the Plan.

   AG. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

   AH. Takeover Price shall mean the greater of (i) the Fair Market Value per share of Class A Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Takeover or (ii) the highest reported price per share of Class A Common Stock paid by the tender offeror in effecting such Hostile Takeover. However, if the surrendered option is an Incentive Option, the Takeover Price shall not exceed the clause (i) price per share.

   AI. Taxes shall mean the Federal, state and local income and employment tax liabilities incurred by the holder of Nonstatutory Options or unvested shares of Class A Common Stock in connection with the exercise of those options or the vesting of those shares.

   AJ. 10% Stockholder shall mean the owner of stock (as determined under Code
Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

PROXY

                                 ODETICS, INC.
                              CLASS A COMMON STOCK
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Class A common stock of ODETICS, INC. hereby appoints THOMAS G. BARTHOLET and GARY SMITH, and each of them, proxies of the undersigned, each with full power to act without the other and with power of substitution, to represent the undersigned at the annual meeting of stockholders of Odetics to be held at 1515 South Manchester Avenue, Anaheim, California on September 8, 2000 at 10:00 a.m. (Pacific Time), and at any adjournments thereof, and to vote all shares of Class A common stock of Odetics held of record by the undersigned on July 24, 2000, with all the powers the undersigned would possess if personally present, in accordance with the instructions on the reverse hereof.

     The undersigned hereby revokes any other proxy to vote at such annual meeting of stockholders and hereby ratifies and confirms all that said proxies, and each of them, may lawfully do by virtue hereof. The undersigned also acknowledges receipt of the notice of annual meeting of stockholders, the proxy statement and annual report to stockholders for the year ended March 31, 2000, which were furnished with this proxy.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS BELOW, OR IF NO INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS WITH REGARD TO ANY OTHER MATTERS PROPERLY BROUGHT TO A VOTE AT THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                SEE REVERSE SIDE

     [X]  Please mark votes as in this example.

     1.  Election of Directors

         Nominees standing for election by holders of Class A common stock:
         Crandall Gudmundson and Jerry F. Muench.

         [ ] FOR   [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

         Nominees standing for election by holders of Class A common stock and
         Class B common stock voting together as a single class:   Kevin C.
         Daly, Gregory A. Miner, John W. Seazholtz, Joel Slutzky, Thomas L. Thomas and Paul E. Wright.

         [ ] FOR   [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

         (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

         -----------------------------------------------------------------------

    2. Approval of the amendment to Odetics' 1997 Stock Incentive Plan to (i) increase in the number of shares of Class A common stock authorized for issuance by an additional 400,000 shares to 1,330,000 shares, (ii) increase the number of option shares granted to each nonemployee director upon his initial appointment to the Board of Directors from 5,000 shares to 20,000 shares, and (iii) increase the number of option shares granted to each nonemployee director on the date of each annual meeting of stockholders thereafter from 4,000 shares to 5,000 shares.

         [ ] FOR   [ ] AGAINST    [ ] ABSTAIN

    3. Ratification of Ernst & Young LLP as the independent auditors of Odetics for the fiscal year ending March 31, 2001.

         [ ] FOR   [ ] AGAINST    [ ] ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND INDICATE NEW ADDRESS  [ ]

MARK HERE IF YOU PLAN TO ATTEND THE MEETING            [ ]



Signature:_____________________            Date_________________________

Signature:_____________________            Date:________________________

(This Proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

PROXY

                                 ODETICS, INC.
                              CLASS B COMMON STOCK
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Class B common stock of ODETICS, INC. hereby appoints THOMAS G. BARTHOLET and GARY SMITH, and each of them, proxies of the undersigned, each with full power to act without the other and with power of substitution, to represent the undersigned at the annual meeting of stockholders of Odetics to be held at 1515 South Manchester Avenue, Anaheim, California on September 8, 2000 at 10:00 a.m. (Pacific Time), and at any adjournments thereof, and to vote all shares of Class B common stock of Odetics held of record by the undersigned on July 24, 2000, with all the powers the undersigned would possess if personally present, in accordance with the instructions on the reverse hereof.

     The undersigned hereby revokes any other proxy to vote at such annual meeting of stockholders and hereby ratifies and confirms all that said proxies, and each of them, may lawfully do by virtue hereof. The undersigned also acknowledges receipt of the notice of annual meeting of stockholders , the proxy statement and annual report to stockholders for the year ended March 31, 2000, which were furnished with this proxy.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS BELOW, OR IF NO INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDER WITH REGARD TO ANY OTHER MATTERS PROPERLY BROUGHT TO A VOTE AT THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                SEE REVERSE SIDE

     [X]  Please mark votes as in this example.

     1.   Election of Directors

          Nominees standing for election by holders of Class A common stock and
          Class B common stock voting together as a single class:   Kevin C.
          Daly, Gregory A. Miner, John W. Seazholtz, Joel Slutzky, Thomas L. Thomas and Paul E. Wright.

          [ ] FOR   [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

          (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

          ----------------------------------------------------------------------

     2. Approval of the amendment to Odetics' 1997 Stock Incentive Plan to (i) increase in the number of shares of Class A common stock authorized for issuance by an additional 400,000 shares to 1,330,000 shares, (ii) increase the number of option shares granted to each nonemployee director upon his initial appointment to the Board of Directors from 5,000 shares to 20,000 shares, and (iii) increase the number of option shares granted to each nonemployee director on the date of each annual meeting of stockholders thereafter from 4,000 shares to 5,000 shares.

          [ ] FOR   [ ] AGAINST    [ ] ABSTAIN

     3. Ratification of Ernst & Young LLP as the independent auditors of Odetics for the fiscal year ending March 31, 2001.

          [ ] FOR   [ ] AGAINST    [ ] ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND INDICATE NEW ADDRESS  [ ]

MARK HERE IF YOU PLAN TO ATTEND THE MEETING            [ ]



Signature:_______________________          Date:________________________

Signature:_______________________          Date:________________________

(This Proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE